UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.

                       Date of Report: September 21, 2006

                           SILVER SCREEN STUDIOS, INC.
              Exact name of registrant as specified in its Charter)

          GEORGIA                 333-108534            20-0097368
 (State of Incorporation) (Commission file number)  (IRS Employer ID #)

                           233 Peachtree St., Ste 1225
                                Atlanta, GA 30303
               (Address of principal executive office) (Zip Code)

                  Registrant's telephone number: (404) 255-0400

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On September 19, 2006, Donald C. Evans tendered his resignation to the board of directors from his position as acting chief executive officer of the registrant.

The Board of Directors of Silver Screen Studios, Inc. (the "Registrant") appointed Mr. Barry K. Thomas to the position of Chief Executive Officer and member of the board of directors effective immediately. Mr. Thomas was acting as a consultant to the Registrant in its restructuring at the time of his appointment to Chief Executive.

There were no arrangements or understandings between Mr. Thomas and any other person pursuant to which Mr. Thomas was selected as a director.

There were no disagreements with management or Mr. Evans prior to his resignation.

There is no current employment agreement between Silver Screen Studios, Inc and Mr. Thomas.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The registrant's board of directors acting in the best interest of the shareholders and with consent of a majority of authorized shares, amended the articles of incorporation increasing the authorized common shares from 300,000,000 to 2,000,000,000 effective September 19, 2006.

ITEM 8.01  OTHER EVENTS:

Silver Screen Studios, Inc. has changed it mailing address to 233 Peachtree St., Ste 1225, Atlanta, GA 30303 effective immediately.




                                    SIGNATURE

                 Pursuant to the requirements of the Securities
           Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Silver Screen Studios, Inc.
/s/ Barry K. Thomas
--------------------------------
Barry K. Thomas, Chief Executive Officer